UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): May 24, 2011

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho (Address of principal executive offices)		83706 (Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of US Ecology, Inc. (“Company”) was held on May 24, 2011 (“Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved four proposals.  The proposals below are described in the Company’s definitive proxy statement dated April 14, 2011.  Of the 18,209,836 shares outstanding and entitled to vote, 16,682,450 shares were represented.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

(i)  Election of Directors - The following persons were elected as directors to hold office until the next annual meeting of stockholders or until their death, resignation or removal.

	Votes For	Votes Against	Votes Abstained
Victor J. Barnhart	12,903,772	35,301	12,694
James R. Baumgardner	12,912,455	26,733	12,579
Joe F. Colvin	12,884,473	54,715	12,579
Daniel Fox	12,883,376	55,692	12,699
Jeffrey S. Merrifield	12,871,689	67,794	12,284
John W. Poling	12,898,981	39,607	13,179
Stephen A. Romano	12,553,622	386,027	12,118

(ii)  Ratification of the Company's Independent Registered Public Accounting Firm - The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2011 fiscal year.  The voting results were 16,222,099 shares “FOR”, 440,416 shares “AGAINST” and 19,935 shares “ABSTAIN”.

(iii) Advisory Vote on Executive Compensation – The Company’s stockholders approved by non-binding vote the executive compensation of certain executive officers.  The voting results were 12,550,565 shares “FOR”, 103,371 shares “AGAINST” and 297,831 shares “ABSTAIN”.

(iv) Advisory Vote on Frequency of Vote on Executive Compensation – The Company’s stockholders approved by non-binding vote a frequency of a say-on-pay vote of once every year.  The voting results were 9,838,638 shares “EVERY ONE YEAR”, 32,642 shares “EVERY TWO YEARS”, 2,787,797 shares “EVERY THREE YEARS” and 292,690 shares “ABSTAIN”.

There were 3,730,683 broker non-votes with respect to the election of each director and the proposal to approve executive compensation.  There were no broker non-votes with respect to the appointment of the independent registered public accounting firm or frequency of advisory vote on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US ECOLOGY, INC. (Registrant)

Date: May 26, 2011	By:	/s/ Jeffrey R. Feeler
Jeffrey R. Feeler
Vice President and Chief Financial Officer